Reply Attention of
Direct Tel.	604.
EMail Address	@cwilson.com
Our File No.	26798-7/BIP/852485.1

May 4, 2006

Pluristem Life Systems, Inc.

Matam Centre

Building 20

Haifa, 31905

Israel

Dear Sirs:

Re: Pluristem Life Systems, Inc.- Registration Statement on Form SB-2 filed May 4, 2006

                              We have acted as counsel to Pluristem Life Systems, Inc. (the "Company"), a Nevada corporation, in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement"), through which up to 187,379,558 shares of the Company's common stock (the "Registered Shares"), without par value, are being registered pursuant to the Securities Act of 1933, for resale by certain selling shareholders named in the Registration Statement as further described in the Registration Statement filed on May 4, 2006, as further described in the Registration Statement.

In connection with this opinion, we have examined the originals or copies of the corporate instruments, certificates and other documents of the Company, including the following documents:

(a)	Articles of Incorporation of the Company;
(b)	Bylaws of the Company;
(c)	Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;
(d)	The Registration Statement; and

HSBC Building 800 – 885 West Georgia Street Vancouver BC V6C 3H1 Canada Tel.: 604.687.5700 Fax: 604.687.6314 www.cwilson.com

Some lawyers at Clark Wilson LLP practice through law corporations.

(e)      The Prospectus (the "Prospectus") constituting a part of the Registration Statement.

In addition, we have examined such other documents and interviewed representatives of the Company as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares to which the Registration Statement and Prospectus relate:

•	that have been issued prior to the date of the Registration Statement were duly and validly authorized and issued, as fully paid and non-assessable common shares in the capital of the Company;
•

that will be issued upon exercise of the share purchase warrants described in the Registration Statement have been duly and validly authorized, and will, if and when issued in accordance with the terms of the share purchase warrants, including full payment, be issued as fully paid and non-assessable shares in the capital of the Company; and,

•

that will be issued upon conversion of the senior convertible debenture described in the Registration Statement have been duly and validly authorized, and will, if and when issued in accordance with the terms of the senior convertible debenture, including full payment, be issued as fully paid and non-assessable shares in the capital of the Company.

This opinion letter is opining upon and is limited to the current federal laws of the United States and the Nevada General Corporation law, including the statutory provisions, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

D/KFR/852485.1

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

Yours truly,

/s/ Clark Wilson LLP

cc:	United States Securities and Exchange Commission